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Exhibit 23.2
Consent of Crowe Chizek and Company LLC

Consent of Independent Auditors

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of First SecurityFed Financial, Inc. pertaining to the First SecurityFed Financial, Inc.'s Recognition and Retention Plan of our report, dated January 31, 2003 for the Consolidated Financial Statements included in the 2002 Annual Report on Form 10-K.

/s/ Crowe, Chizek and Company LLC Crowe, Chizek and Company LLC Certified Public Accountants

Oak Brook, Illinois
February 25, 2004

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Exhibit 23.2 Consent of Crowe Chizek and Company LLC